LOTSOFF CAPITAL MANAGEMENT EQUITY TRUST
EXHIBIT 12(B) TO FORM N-CSR


I, Seymour N. Lotsoff, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Seymour N. Lotsoff
Seymour N. Lotsoff
President

Date: May 23, 2005

I, Margaret M. Baer, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Margaret M. Baer
Margaret M. Baer
Secretary and Treasurer

Date: May 23, 2005